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                                   EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Rite Aid Corporation
Camp Hill, Pennsylvania


     We consent to incorporation by reference in the Registration Statement (No. 2-87981) on Form S-8; the Registration Statement (No. 2-80136) on Form S-8; and, the Registration Statement (No. 33-63794) on Form S-3 of the Rite Aid Corporation of our report dated April 15, 1994, relating to the consolidated balance sheets of Rite Aid Corporation and subsidiaries as of February 26, 1994 and February 27, 1993, and the related consolidated statements of income, stockholders' equity, and cash flows and related schedules for each of the years in the three year period ended February 26, 1994, which report appears in and are incorporated by reference in the February 26, 1994 Annual Report on Form 10-K of Rite Aid Corporation.

     Our report refers to a change in the method of accounting for income taxes in the fiscal year ended February 27, 1993.



Harrisburg, Pennsylvania
May 24, 1994